                                                                    EXHIBIT 99.3



                                Offer to Exchange
               10 3/4% Senior Discount Notes due February 15, 2007
                           for Any and All Outstanding
               10 3/4% Senior Discount Notes due February 15, 2007
                                       of
                        Diamond Cable Communications Plc



To    The Depository Trust Company Participants:


     We are enclosing herewith the materials listed below relating to the offer by Diamond Cable Communications Plc (the "Company") to exchange its 10 3/4% Senior Discount Notes due February 15, 2007 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10-3/4% Senior Discount Notes due February 15, 2007 (the "Old Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated July __, 1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer"). In connection with the Exchange Offer by the Company, Book-Entry Interests in the Certificateless Depositary Interests in the Old Notes ("Old Book-Entry Interests"), which are traded through the facilities of The Depository Trust Company, may be tendered to the Book-Entry Depositary in exchange for Book-Entry Interests in the Certificateless Depositary Interests in the New Notes ("New Book-Entry Interests"). References below to New or Old Notes include New or Old Book-Entry Interests.




     Enclosed herewith are copies of the following documents:

     1. Prospectus dated July __, 1997;

     2. Letter of Transmittal;

     3. Notice of Guaranteed Delivery;

     4. Instruction to Book-Entry Transfer Participant from Owner (Annex A); and

     5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer (Annex B).

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 12, 1997, UNLESS EXTENDED.


     The Offer is not conditioned upon any minimum number of Old Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder must cause a DTC Participant to tender such holder's Old Notes to The Bank of New York's (the "Exchange Agent") account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. If the tendering holder is a broker-dealer that will receive New Notes for its own account pursuant to the Exchange Offer, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to the Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.


     Additional copies of the enclosed material may be obtained from The Bank of New York, 101 Barclay Street, New York, New York, Attn: Enrique Lopez.



                                 Very truly yours,

                                 The Bank of New York, as Book-Entry Depositary

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF DIAMOND CABLE COMMUNICATIONS PLC OR THE BANK OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                                                         ANNEX A

                                Offer to Exchange
               10 3/4% Senior Discount Notes due February 15, 2007
                           for Any and All Outstanding
               10 3/4% Senior Discount Notes due February 15, 2007
                                       of
                        Diamond Cable Communications Plc


To Our Clients:


     We are enclosing herewith a Prospectus, dated July __, 1997, of Diamond Cable Communications Plc (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 10 3/4% Senior Discount Notes due February 15, 2007 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10 3/4% Senior Discount Notes due February 15, 2007 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer. In connection with the Exchange Offer by the Company, Book-Entry Interests in the Certificateless Depositary Interests in the Old Notes ("Old Book-Entry Interests"), which are traded through the facilities of The Depository Trust Company, may be tendered to the Book-Entry Depositary in exchange for Book-Entry Interests in the Certificateless Depositary Interests in the New Notes ("New Book-Entry Interests"). References below to New or Old Notes include New or Old Book-Entry Interests.



     PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON August 12, 1997, UNLESS EXTENDED.


     The Offer is not conditioned upon any minimum number of Old Notes being tendered.

     We are the participant in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) the holder of the Old Notes has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the holder is not engaged in and does not intend to participate in a distribution of the New Notes and (iv) the holder is not a "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of marketing- making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                                        ANNEX B


                                 INSTRUCTION TO
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF

                        Diamond Cable Communications Plc

               10 3/4% Senior Discount Notes due February 15, 2007


To  Participant of the
    Book-Entry Transfer Facility


     The undersigned hereby acknowledges receipt of the Prospectus dated
July __, 1997 (the "Prospectus") of Diamond Cable Communications Plc (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus and the Letter of Transmittal.


     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):


                                      $ _______________________________
                                         of the 10 3/4% Senior Discount
                                         Notes due February 15, 2007

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     ___    To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

              $ _______________________________
                of the 10 3/4% Senior Discount
                Notes due February 15, 2007


     ___ NOT to tender any Old Notes held by you for the account of the undersigned.


     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, the undersigned is not engaged in and does not intend to participate in the distribution of such New Notes and (iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE


Name of beneficial owner(s): __________________________________________________


Signature(s): _________________________________________________________________


Name(s) (please print): _______________________________________________________


Address: ______________________________________________________________________


Telephone Number: _____________________________________________________________


Taxpayer identification number or Social Security Number:______________________


Date: _________________________________________________________________________